Exhibit 4.8

AMENDMENT TO

STOCKHOLDER’S AGREEMENT

THIS AMENDMENT TO STOCKHOLDER’S AGREEMENT (this “Amendment”) is made and entered into as of ______________, 2005, by and among Accuride Corporation, a Delaware corporation (the “Company”), Hubcap Acquisition L.L.C. (“Acquisition”), and __________________________ (the “Purchaser”) (being herein collectively referred to as the “Parties”).

RECITALS

WHEREAS, Company, Acquisition, and Purchaser are parties to that certain Stockholder’s Agreement, dated as of August 1, 1998 (the “Agreement”);

WHEREAS, Section 22 of the Agreement provides that the Agreement may be amended only by written consent of the Parties;

WHEREAS, the Parties desire to amend the terms of the Agreement as set forth herein; and

WHEREAS, capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

AGREEMENT

                NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, promises and agreements hereinafter set forth, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENT

1.               Amendments.  The terms of the Agreement are amended as follows:

a.               Recitals.

i.      The last two sentences of the second paragraph of the recitals are hereby deleted from the Recitals of the Agreement in their entirety and replaced with the following:

The term “Stock” as used in this Agreement shall include all shares of Purchase Stock of the Company purchased by the Purchaser pursuant to this Agreement but shall not include shares of Common Stock issued to the Purchaser by the Company upon exercise of the Options or any other stock options held by the Purchaser or any other Common Stock otherwise acquired by the Purchaser at any time when this Agreement is in effect.

b.              Section 2(a).         Section 2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

The Purchaser hereby represents and warrants that he is acquiring the Purchase Stock for investment for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof.

c.               Section 2(b).   Section 2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

                        RESERVED.

d.              Section 2(c).         Section 2(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

The Purchaser acknowledges that he has been advised that (i) the Stock has not been registered under the Securities Act, (ii) the Stock must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Stock unless it is subsequently registered under the Securities Act or an exemption from registration is available, (iii) RESERVED, (iv) an exemption from registration under Rule 144 promulgated under the Securities Act may not be currently available with respect to the sales of any securities of the Company, and the Company has made no covenant to make such an exemption available (except as provided in Section 11(b) hereof), (v) when and if shares of Stock may be disposed of without registration in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (vi) if the Rule 144 exemption is not available, public sale without registration will require compliance with some other exemption under the Securities Act, (vii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Stock, and (viii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a stock transfer agent, appropriate stop transfer restrictions will be issued to such transfer agent with respect to the Stock.

e.               Section 2(e).         Section 2(e) of the Agreement is hereby deleted in its entirety and replaced with the following:

The Purchaser agrees that, if any shares of the Common Stock (or securities convertible into or exchangeable for Common Stock) of the Company are offered to the public pursuant to an effective registration statement under the Securities Act, the Purchaser will not, if so requested by the Company, effect any public sale or distribution of any shares of Stock not covered by such registration statement within 7 days prior to, or within up to 180 days after, the effective date of such registration statement, unless otherwise agreed to in writing by the Company.

f.                 Section 3.              Section 3 of the Agreement is hereby deleted in its entirety and replaced with the following:

RESERVED.

g.              Section 4.              Section 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

RESERVED.

h.              Section 5.              Section 5 of the Agreement is hereby deleted in its entirety and replaced with the following:

RESERVED.

i.                  Section 6.              Section 6 of the Agreement is hereby deleted in its entirety and replaced with the following:

RESERVED.

j.                  Section 7.              Section 7 of the Agreement is hereby deleted in its entirety and replaced with the following:

As used herein the term “Public Offering” shall mean the sale of shares of Common Stock to the public pursuant to a registration statement under the Securities Act which has been declared effective by the Securities and Exchange Commission (other than a registration statement on Form S-8 or any other similar form) which results in an active trading market in the Common Stock.  A “Qualified Public Offering” shall mean a Public Offering pursuant to an effective registration statement relating to shares of Common Stock held by any or all of Acquisition, KKR and any of their respective Affiliates.

k.               Section 10.            Section 10 of the Agreement is hereby deleted in its entirety and replaced with the following:

For purposes hereof, “Exercisable Option Shares” as of any date of determination shall mean shares of Common Stock which, at such time, could be purchased upon exercise of all outstanding Options granted to the Purchaser.

l.                  Section 11(b).       The last sentence of Section 11(b) of the Agreement is hereby deleted in its entirety.

m.            Section 12(a).       The last sentence of Section 12(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

All shares of Stock purchased by the Purchaser pursuant to this Agreement and held by the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust shall be deemed to be “Registrable Securities” as defined in the Registration Rights Agreement.

n.              Section 12(c).       Section 12(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

The maximum number of shares of Stock which will be registered pursuant to a Request will be the lowest of (i) the number of shares of Stock then held by the Purchaser (which for purposes of this subsection (c) shall include shares held by the Purchaser’s Estate and the Purchaser’s Trust), (ii) the maximum number of shares of Common Stock which the Company can register in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata with all Other Purchasers), and (iii) the maximum number of shares which the Purchaser (pro rata based upon the aggregate number of shares of Common Stock the Purchaser and all Other Purchasers have requested be registered) and all Other Purchasers are permitted to register under the Registration Rights Agreement.

o.              Section 13.            Section 13 of the Agreement is hereby deleted in its entirety and replaced with the following:

RESERVED.

p.              Section 17.            Section 17 of the Agreement is hereby deleted in its entirety and replaced with the following:

Expiration of Certain Provisions.

The provisions contained in Sections 4, 5 and 6 of this Agreement and the portion of any other provision of this Agreement which incorporates the provisions of Section 4, 5 or 6, shall terminate and be of no further force or effect upon the completion of the Company’s initial public offering of its common stock to the public pursuant to a registration statement filed with and declared effective by the SEC.

q.              Section 18.            Section 18 of the Agreement is hereby deleted in its entirety and replaced with the following:

Recapitalization, etc.

The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

r.                 Section 21.            Section 21 of the Agreement is hereby deleted in its entirety and replaced with the following:

Binding Effect.

The provisions of this Agreement shall be binding upon and accrue to the benefit of the Parties hereto and their respective heirs, legal representatives, and assigns.  For the avoidance of doubt, the provisions of this Agreement shall not apply to any person or entity that purchases Shares from a party to this Agreement.

s.               Section 25.            Section 25 of the Agreement is hereby deleted in its entirety and replaced with the following:

RESERVED.

t.                 Section 28(a).       Section 28(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

If to the Company, to it at the following address:

Accuride Corporation

7140 Office Circle

Evansville, IN 47716

Attn: General Counsel

with a copy to:

Latham & Watkins

Sears Tower, Suite 5800

Chicago, IL 60606

Attn: Christopher Lueking, Esq.

u.              Section 28(b).       Section 28(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

If to Acquisition, to it at the following address:

c/o  Kohlberg Kravis Roberts & Co., L.P.

2800 Sand Hill Road, Suite 200

Menlo Park, California 94025

Attn: James H. Greene, Jr.

with a copy to:

Latham & Watkins

Sears Tower, Suite 5800

Chicago, IL 60606

Attn: Christopher Lueking, Esq.

ARTICLE II

MISCELLANEOUS

1.               Representations and Warranties of the Company.  The Company represents and warrants to Acquisition and Purchaser that it has all requisite corporate power and authority to enter into this Amendment to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Amendment by the Company and the performance by the Company of its obligations hereunder have been duly authorized by the Board of Directors of the Company, and no other corporate action or approval on the part of the Company is necessary to authorize the execution and delivery of this Amendment by the Company or the performance by the Company of its obligations hereunder.  This Amendment has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, this Amendment constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by principles of public policy, and subject to (i) the effect of any applicable Law of general application relating to bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors’ rights and relief of debtors generally, and (ii) the effect of Laws and general principles of equity, including, Laws and general principles of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

2.               Representations and Warranties of Acquisition and Purchaser.  Each of Acquisition and Purchaser has all requisite power and authority to enter into this Amendment and to perform its obligations hereunder.  The execution and delivery of this Amendment by Acquisition and Purchaser and the performance by each of Acquisition and Purchaser of its obligations hereunder have been duly authorized by the Board of Directors, if applicable, of each of Acquisition and Purchaser and no other corporate action, if applicable, on the part of either Acquisition or Purchaser is necessary to authorize the execution and delivery of this Amendment by Acquisition and Purchaser or the performance by each of Acquisition and Purchaser of its obligations hereunder.  This Amendment has been duly executed and delivered by each of Acquisition and Purchaser and, assuming due authorization, execution and delivery by the other parties hereto, this Amendment constitutes a legally valid and binding obligation of each of Acquisition and Purchaser, enforceable against each of Acquisition and Purchaser in accordance with its terms, except as such enforceability may be limited by principles of public policy, and subject to (i) the effect of any applicable Law of general application relating to bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors’ rights and relief of debtors generally, and (ii) the effect of Laws and general principles of equity, including, Laws and general principles of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

3.               Amendment Limited.  Except as amended hereby, each of the provisions of the Agreement shall remain in full force and effect following the execution of this Amendment, and, except as explicitly provided herein, this Amendment shall not constitute a modification, acceptance or waiver of any other provision of the Agreement.

4.               Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within the State of Delaware.

5.               Counterparts.  This Amendment may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Any faxed signature shall be deemed to be an original.

6.               Entire Agreement.  This Amendment and the Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof, except as otherwise expressly provided herein.

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IN WITNESS WHEREOF, Company, Acquisition, and Purchaser have caused this Amendment to the Stockholder’s Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ACCURIDE CORPORATION

By:
Name:
Title:

HUBCAP ACQUSITION, L.L.C.

By:
Name:
Title:

PURCHASER

By:
Name:
Title: